Exhibit 99.1

CytRx Announces Distribution of Series D Preferred Stock to
Holders of its Common Stock

LOS ANGELES May 19, 2022, CytRx Corporation (OTCQB: CYTR) (“CytRx” or the “Company”), a biopharmaceutical innovator focused on research and development of life-saving cancer therapeutics, today announced that its Board of Directors declared a dividend of one one-thousandth of a share of newly designated Series D Preferred Stock, par value $0.01 per share, for each outstanding share of the Company’s common stock held of record as of 5:00 pm Eastern Time on May 20, 2022. The outstanding shares of Series D Preferred Stock will vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively with respect to a proposal to give the Company’s Board of Directors discretion to implement a reverse stock split in connection with satisfying the initial listing requirements of a national securities exchange, as well as any proposal to adjourn any meeting of stockholders called for the purpose of voting on the reverse stock split, and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series D Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series D Preferred Stock).

All shares of Series D Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the reverse stock split as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company. Any outstanding shares of Series D Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by the Company’s Board of Directors or automatically upon the approval by the Company’s stockholders of an amendment to the Company’s certificate of incorporation effecting the reverse stock split at such meeting.

The Series D Preferred Stock will be uncertificated, and no shares of Series D Preferred Stock will be transferable by any holder thereof except in connection with a transfer by such holder of any shares of the Company’s common stock held by such holder. In that case, a number of one one-thousandths of a share of Series D Preferred Stock equal to the number of shares of the Company’s common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Further details regarding the Series D Preferred Stock will be contained in a report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only CytRx’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of CytRx’s control. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts”, “intends,” “plans,” “believes”, “suggest”, “estimate”, “target”, “should”, “could”, “would”, “may”, “might”, or “will” and words and terms of similar import. Forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside our control. Forward-looking statements include, but are not limited to, statements about our market opportunity and the potential growth of that market, potential receipt of EMA and FDA approvals, potential receipt of future milestone and royalty payments, our strategies (including with regard to stock splits), and trends in our industry and markets, all of which may be affected by, among others, adverse changes in general economic and market conditions. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements; and other risks and uncertainties described in the most recent annual and quarterly reports filed by the CytRx with the SEC, including disclosures under the heading “Risk Factors”, and current reports filed since the date of the CytRx’s most recent annual report. All forward-looking statements are based upon information available to the CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About CytRx

CytRx Corporation (OTCQB: CYTR) is a biopharmaceutical company with expertise in discovering and developing new therapeutics principally to treat patients with cancer. CytRx’s most recent advanced drug conjugate, aldoxorubicin, is an improved version of the widely used anti-cancer drug doxorubicin and has been out-licensed to ImmunityBio, Inc. In addition, CytRx’s drug candidate, arimoclomol, was sold to Orphazyme A/S in exchange for milestone payments and royalties. Orphazyme is developing arimoclomol in two indications, including Niemann-Pick disease Type C (NPC), and Gaucher disease. CytRx Corporation’s website is www.cytrx.com.

Contacts

Longacre Square Partners

Greg Marose / Bela Kirpalani

cytrx@longacresquare.com